Exhibit 99.1
FOR IMMEDIATE RELEASE
Commerce Energy Group Announces Appointment of New Director
COSTA MESA, CA, July 27, 2005 — Commerce Energy Group, Inc. (AMEX: EGR), the largest non-utility retail energy marketer in the U.S., announced today the Company’s board of directors has appointed Mr. Steven S. Boss as a director of the Company, effective July 22, 2005. Mr. Boss was also appointed as a member of the Audit Committee and the Compensation Committee. Mr. Boss will serve as a Class I director and will complete the three year term expiring at the third annual meeting to be held after completion of the fiscal year ending July 31, 2005.
“We are extremely pleased to welcome Mr. Boss to our Board of Directors,” said Robert C. Perkins, Chairman of the Board of Commerce Energy Group. “We look forward to the value that Mr. Boss will add to the Board with his extensive experience in the industry.”
Mr. Boss has practiced law in private practice since 2003, specializing in the representation of energy companies and commercial energy users. Mr. Boss also has significant operating experience in the retail energy industry. From 2000 to 2003, Mr. Boss served as president of Energy Buyers Network, LLC, an energy consulting firm that provided regulatory representation and structured direct access energy transactions for commercial energy users. From 1999 to 2000, he served as president of both Sierra Pacific Energy Company and Nevada Power Services, non-regulated energy services operating subsidiaries of Sierra Pacific Resources. Prior to that, Mr. Boss served in various legal and senior management positions in a number of energy companies and practiced law in private practice. Of particular note, from 1984 to 1992, Mr. Boss served as president and chief executive officer of Sunrise Energy Services, Inc., at the time, one of the largest independent natural gas marketing companies in the commercial market sector in the United States, which had its shares listed on the American and London Stock Exchanges. Mr. Boss holds a B.S. Degree in Aerospace Engineering from the University of Texas and a law degree from the University of Southern California.
About Commerce Energy, Inc.
Commerce Energy, Inc. is a wholly owned subsidiary of Commerce Energy Group, Inc. (AMEX:EGR), a holding company doing business through its three wholly-owned operating subsidiaries, Commerce Energy, Inc., Skipping Stone Inc. and Utilihost, Inc. Commerce Energy is a FERC licensed unregulated retail marketer of natural gas and electricity to homeowners, commercial and industrial consumers and institutional customers in nine states. Skipping Stone is an energy consulting firm serving utilities, pipelines, merchant trading and technology companies. Utilihost provides outsourced energy transaction and data management services for municipalities, government facilities, power generators and energy merchant customers. For more information, visit www.CommerceEnergy.com.

For more information contact:

Commerce Energy Group

Investor Relations
Verna Ray
vray@commerceenergy.com
714-259-2500

Public Relations
Doreen Wiley
dwiley@commerceenergy.com
714-259-2567

Forward-Looking Statements: Certain statements contained within this press release including, without limitation, statements containing the words “believe,” “anticipate,” “expect,” “estimate,” “await,” “continue,” “intend,” “plan” and similar expressions are forward-looking statements that involve risks and uncertainties. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements include, but are not limited to, the volatility of the energy market, competition, Commerce Energy’s ability to successfully integrate newly-acquired businesses, operating hazards, uninsured risks, changes in energy-related state legislation, failure of performance by suppliers and transmitters, uncertainties relating to litigation, changes in general economic conditions, increased or unexpected competition, and other matters disclosed in Commerce Energy’s filings with the Securities and Exchange Commission. Further, Commerce Energy undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.